NEWS RELEASE

For More Information, Contact:

Kimberly McCollum, The Brandon Agency, (843) 916-2000

kmccollum@thebrandonagency.com

CRESCOM BANK TO EXPAND IN SOUTH CAROLINA AND SOUTHEASTERN NORTH CAROLINA WITH 13 BRANCH PURCHASE

August 7, 2014, Charleston, S.C. – CresCom Bank, the wholly-owned bank subsidiary of Carolina Financial Corporation (NASDAQ: CARO), today announced it has entered into a definitive agreement with First Community Bank, Bluefield, Virginia to acquire 13 branches with total deposits of approximately $230 million and approximately $59 million in loans. Three of the offices are in South Carolina and operate under the name "People's Community Bank" and 10 are in southeastern North Carolina. The deposit premium will be approximately 3.11% of deposits acquired. Upon completion of the purchase, CresCom Bank will have 27 branch locations, including two new offices planned to open later this summer in Cane Bay and Socastee, S.C.

Upon completion of the transaction, CresCom Bank is expected to have approximately $1.2 billion in assets, $0.7 billion in loans, and $1.0 billion in deposits. The transaction is expected to be immediately accretive to Carolina Financial Corporation’s fully diluted earnings per share, excluding one-time deal costs.

The transaction, which is subject to regulatory approval and other customary conditions, is expected to close in late 2014 or early 2015. The terms of the agreement have been approved by the Board of Directors of both companies.

“Our acquisition of these 13 branches dramatically increases our footprint throughout the coastal region of the Carolinas,” said Carolina Financial Corporation President and CEO Jerry Rexroad. “This is a reflection of the accretive growth our board of directors and leadership team have been striving toward. These branches are in key markets and Coastal regions very similar to our current markets, which will help us continue to deliver quality products and services to customers.”

An investor presentation accompanies this press release.

For more information about investor relations, contact Carolina Financial Corporation EVP and CFO Bill Gehman, bgehman@haveanicebank.com, (843) 534-5120.

About Carolina Financial Corporation

Carolina Financial Corporation (NASDAQ: CARO) is the holding company of CresCom Bank, which also owns and operates Atlanta-based Crescent Mortgage Company. As of June 30, 2014, Carolina Financial Corporation had $988 million in total assets, CresCom Bank operated 12 branch locations in the Charleston and Myrtle Beach areas of South Carolina, and Crescent Mortgage Company originated loans in 48 states and partnered with approximately 2,000 community banks, credit unions and mortgage brokers, offering access to various loan programs. CresCom Bank offers a strong core of banking products and services.  To learn more about CresCom Bank, visit www.facebook.com/CresComBank and www.twitter.com/CresComBank or call 1-855-CRESCOM.

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Forward-Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements include but are not limited to statements with respect to our plans, objectives, expectations and intentions and other statements that are not historical facts, and other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by Carolina Financial Corporation or any person that such future events, plans, or expectations will occur or be achieved. In addition to factors previously disclosed in the registration statement and reports filed by Carolina Financial Corporation with the Securities and Exchange Commission, additional risks and uncertainties may include, but are not limited to: the possibility that any of the anticipated benefits of the proposed transaction will not be realized or will not be realized within the expected time period; the risk that integration of operations with those of Carolina Financial Corporation will be materially delayed or will be more costly or difficult than expected; the failure to satisfy other conditions to completion of the transaction, including receipt of required regulatory and other approvals; the failure of the proposed transaction on customer relationships and operating results; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and general competitive, economic, political and market conditions and fluctuations.

Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in the registration statement and reports (such as our Registration Statement on Form 10, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.